                                     BY-LAWS

                                       of

                           HFS SCANTRON HOLDINGS CORP.

                            (A New York Corporation)

                                     ARTICLE 1

                                   DEFINITIONS

     As used in these By-laws, unless the context otherwise requires, the term:

     1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

     1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

     1.3 "Board" means the Board of Directors of the Corporation.

     1.4 "Business Corporation Law" means the Business Corporation Law of the
State of New York, as amended from time to time.

     1.5 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

     1.6 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

     1.7 "Chairman" means the Chairman of the Board of Directors of the
Corporation.

     1.8 "Corporation" means HFS Scantron Holdings Corp.

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     1.9 "Directors" means directors of the Corporation.

     1.10 "Entire Board" means the total number of Directors that the
Corporation would have if there were no vacancies.

     1.11 "Office of the Corporation" means the executive office of the
Corporation, anything in Section 102(10) of the Business Corporation Law to the
contrary notwithstanding.

     1.12 "President" means the President of the Corporation.

     1.13 "Secretary" means the Secretary of the Corporation.

     1.14 "Shareholders" means shareholders of the Corporation.

     1.15 "Treasurer" means the Treasurer of the Corporation.

     1.16 "Vice President" means a Vice President of the Corporation.

                                    ARTICLE 2

                                  SHAREHOLDERS

     2.1 Place of Meetings. Every meeting of Shareholders shall be held at the office of the Corporation or at such other place within or without the State of
New York as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

     2.2 Annual Meeting. A meeting of Shareholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day as may be determined by the Board and designated in the notice of meeting.

     2.3 Special Meeting for Election of Directors, Etc. If the annual meeting of Shareholders for the election of Directors and the transaction of other business is not held within the months specified in Section 2.2 hereof, the
Board may call a special

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meeting of Shareholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

     2.4 Other Special Meetings. A special meeting of Shareholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the President or by the
Secretary. At any special meeting of Shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof.

     2.5 Fixing Record Date. For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or any other lawful action, the
Board may fix, in advance, a record date. Such date shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. If no such record date is fixed:

          2.5.1 the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and

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          2.5.2 the record date for determining Shareholders for any purpose other than that specified in Section 2.5.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

     2.6 Notice of Meetings of Shareholders. Except as otherwise provided in
Sections 2.5 and 2.7 hereof, whenever under the provisions of any statute, the
Certificate of Incorporation or these By-laws, Shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle Shareholders fulfilling the requirements of section 623 of the Business Corporation Law ("Section 623")
to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 or an outline of its material terms. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting, to each
Shareholder entitled to notice of or to vote at such meeting; provided, however, that a copy of such notice may be given by

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third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the
Shareholder at his or her address as it appears on the records of the
Corporation, or, if the Shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the Shareholder at such other address. An affidavit of the Secretary or other person giving the notice or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.
If, however, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to notice.

     2.7 Waivers of Notice. Notice of meeting need not be given to any
Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Shareholder.

     2.8 List of Shareholders. A list of Shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation, or by a transfer agent, shall be produced at any meeting of Shareholders upon the request thereat or prior

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thereto of any Shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

     2.9 Quorum of Shareholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of one-third of all outstanding shares entitled to vote at any meeting of
Shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to organize a meeting of Shareholders, it is not broken by the subsequent withdrawal of any
Shareholders. The holders of a majority of the shares present in person or represented by proxy at any meeting of Shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

     2.10 Voting; Proxies. Unless otherwise provided in the Certificate of
Incorporation, every Shareholder of record shall be entitled at every meeting of
Shareholders to one vote for each share standing in his or her name on the record of Shareholders determined in accordance with Section 2.5 hereof. If the
Certificate of Incorporation provides for more or less than one vote for any share on any matter, each

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reference in the By-laws or the Business Corporation Law to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares. The provisions of section 612 of the Business Corporation
Law shall apply in determining whether any shares may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in assuming that the persons in whose names shares stand on the share ledger of the
Corporation are entitled to vote such shares. Holders of redeemable shares are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the shares has been deposited with a bank or trust company under an irrevocable obligation to pay the holders the redemption price on surrender of the shares. At any meeting of Shareholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. In voting on any question on which a vote by ballot is required by law or is demanded by any
Shareholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Shareholder voting or the Shareholder's proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce.
Each Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such Shareholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with section 609 of the Business Corporation
Law. Every

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proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by section 609 of the Business Corporation Law.

     2.11 Voting Procedures and Inspectors of Election at Meetings of
Shareholders. The Board, in advance of any meeting of Shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. The
Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed by the Board or is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any Shareholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents and determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by the inspector or inspectors.

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The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the
Board, the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the courts of the State of New York upon application by a Shareholder shall determine otherwise.

     2.12 Organization. At each meeting of Shareholders, the Chairman, or in the absence of the Chairman the President, or in the absence of the President a Vice
President, and in case more than one Vice President shall be present, that Vice
President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant
Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

     2.13 Order of Business. The order of business at all meetings of
Shareholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by

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a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

     2.14 Written Consent of Shareholders Without a Meeting. Whenever the
Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken or to be taken, signed by the holders of all outstanding shares of the
Corporation entitled to vote thereon. Such consent shall have the same effect as a unanimous vote of Shareholders. This Section 2.14 shall not be construed to alter or modify the provisions of any section or any provision in the
Certificate of Incorporation not inconsistent with the Business Corporation Law under which the written consent of the holder of less than all outstanding shares of the Corporation is sufficient for corporate action.

                                    ARTICLE 3

                                    DIRECTORS

     3.1 General Powers. Except as otherwise provided in the Certificate of
Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these
By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of
Incorporation or by statute, to be exercised and performed by the Shareholders.

     3.2 Number; Qualification; Term of Office. The number of Directors constituting the Board shall be one or more. Subject to the provisions of the preceding

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sentence and of section 702(b) of the Business Corporation Law, the number of
Directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the Shareholders or by action of the
Board. Each Director shall be at least eighteen years of age. Directors need not be Shareholders. Each Director shall be elected to hold office until the annual meeting of Shareholders next following such Director's election and until such
Director's successor shall have been elected and shall qualify, or until such
Director's earlier death, resignation or removal.

     3.3 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election.

     3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled by the affirmative votes of a majority of the entire Board, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a special meeting of Shareholders called for that purpose. A Director elected to fill a vacancy, unless elected by the Shareholders, shall hold office until the meeting of Shareholders next following such Director's election at which the election of Directors is in the regular order of business and until such
Director's successor shall have been elected and shall qualify, or until such
Director's earlier death, resignation or removal.

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     3.5 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     3.6 Removal. Subject to the provisions of section 706 of the Business
Corporation Law, (a) any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board and (b) any or all of the
Directors may be removed without cause by vote of the Shareholders.

     3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     3.8 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of New York. The times and

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places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

     3.9 Annual Meetings. On the day when and at the place where the annual meeting of Shareholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

     3.10 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

     3.11 Special Meetings. Special meetings of the Board may be called by the
Chairman, the President or the Secretary or by any two or more Directors then serving on at least one day's notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least three days'
notice if given by mail. Special meetings shall be called by the Chairman,
President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

     3.12 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

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     3.13 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     3.14 Notice Procedure. Subject to Sections 3.11 and 3.17 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these
By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the
Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

     3.15 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be

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specified in any written waiver of notice unless so required by statute, the
Certificate of Incorporation or these By-laws.

     3.16 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman the President, or in the absence of the President a chairman chosen by a majority of the Directors present, shall preside. The
Secretary shall act as secretary at each meeting of the Board. In case the
Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     3.17 Quorum of Directors. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

     3.18 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

     3.19 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

     The Board, by resolution adopted by a majority of the entire Board, may designate from among its members, an executive committee and other committees, each consisting of three or more Directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (i) the submission to Shareholders of any action that needs Shareholders' approval under the Business Corporation Law, (ii) the filling of vacancies in the Board or in any committee, (iii) the fixing of compensation of the Directors for serving on the Board or on any committee, (iv) the amendment or repeal of the By-laws or the adoption of new By-laws or (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.
Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts it business pursuant to Article 3 of these By-laws.

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                                    ARTICLE 5

                                    OFFICERS

     5.1 Positions. The officers of the Corporation shall be a President, a
Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant
Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use
descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any two or more offices may be held by the same person, except the offices of President and
Secretary; provided, however, that when all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.

     5.2 Appointment. The officers of the Corporation shall be chosen by the
Board at its annual meeting or at such other time or times as the Board shall determine.

     5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

     5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he was elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any vacancy occurring in any office of the Corporation may be filled by the Board.
Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take

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effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.6 Chairman. The Chairman, if one shall have been elected, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

     5.7 President. The President shall be the Chief Executive Officer of the
Corporation and shall have general supervision over the business of the
Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of the Shareholders and at all meetings of the Board at which the Chairman (if one shall have been elected) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to

                                                                              19

the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

     5.8 Vice Presidents. At the request of the President, or, in the
President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

     5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Shareholders and shall record all the proceedings of the meetings of the
Board and of the Shareholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Shareholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall
be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant
Secretary.

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The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The
Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the
President.

     5.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the
Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the
President or the Board, whenever the President or the Board shall require the
Treasurer so

                                                                              21

to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the
President.

     5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries
and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the
President.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

     6.2 Loans. The Board may prospectively or retroactively authorize the
President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the

                                                                              22

Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

     6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

     6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                              SHARES AND DIVIDENDS

     7.1 Certificates Representing Shares. The shares of the Corporation shall be represented by certificates in such form (consistent with the provisions of section 508 of the Business Corporation Law) as shall be approved by the Board.
Such certificates shall be signed by the Chairman or the President or a Vice
President and by the Secretary or an Assistant Secretary or the Treasurer or an
Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or the shares are listed on a registered national securities exchange. In case

                                                                              23

any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the
Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     7.2 Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an
Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares shall be valid as against the Corporation, its Shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the
Corporation by an entry showing from and to whom transferred.

     7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

                                                                              24

     7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

     7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the
Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares.

     7.6 Restriction on Transfer of Shares. If any two or more Shareholders or subscribers for shares of the Corporation shall enter into any agreement whereby the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate, or transfer on the books of the Corporation, any or all of such shares held by them shall

                                                                              25

be abridged, limited or restricted, and if a copy of such agreement shall be filed with the Corporation and shall contain a provision that the certificates representing shares subject to it shall bear a reference to such agreement, then all certificates representing shares covered or affected by said agreement shall have such reference thereto endorsed thereon; and such shares shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and provisions of such agreement.

     7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

          7.7.1 may declare and pay dividends or make other distributions on its outstanding shares in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

          7.7.2 may use and apply, in its discretion, any of the surplus of the
     Corporation in purchasing or acquiring any shares of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;
     and

          7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the
     Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                                                              26

                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 Indemnity Undertaking. To the extent not prohibited by law, the
Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding
(a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, at the relevant time being or having been such a
Director or officer, is or was serving in any capacity at the request of the
Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Notwithstanding the foregoing, no indemnification shall be made to or on behalf of any Director or officer of the Corporation if a judgment or other final adjudication adverse to such Director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or
(b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Persons who at the relevant time are not or were not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 8.

                                                                              27

     8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees, disbursements and other charges, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding;
provided, however, that, if required by the Business Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer
(or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

     8.3 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 of the Business Corporation Law shall be entitled to indemnification as authorized in such section. Except as provided in the next preceding sentence, any indemnification required or permitted by applicable law or by any provisions of these By-Laws, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case: (a) by the Board acting by a quorum consisting of Directors who are not parties to such proceeding upon a finding that the Director or officer has met the standard of conduct set forth in section 722, or established pursuant to section 721, as the case may be, of the Business Corporation Law (the "Applicable Standard"); or (b)
if a quorum under clause (a) is not obtainable or, even if obtainable, a quorum of

                                                                              28

disinterested directors so directs, (1) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the Applicable Standard has been met by such Director or officer, or (2)
by the Shareholders upon a finding that the Director or officer has met the
Applicable Standard.

     8.4 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these
By-laws, any agreement, any vote of Shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     8.5 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     8.6 Insurance. The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation that it incurs as a result of the indemnification of Directors and officers under the provisions of this Article 8 or (b) any Director or officer in instances in which he or she may be indemnified under the provisions of this Article 8, against any liability asserted, whether or not the Corporation would have the power to indemnify such person against such liability under the laws of

                                                                              29

the State of New York, subject to the limitations imposed under section 726 of the Business Corporation Law (or any successor section).

     8.7 Security. To secure payment of any obligation of indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8, the
Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification or advancement of expenses as provided herein.

     8.8 Binding Effect. The provisions of this Article 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the
Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     8.9 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction.
The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the

                                                                              30

Corporation (including its Board, its independent legal counsel and its
Shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation
(including its Board, its independent legal counsel and its Shareholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     8.10 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     8.11 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or

                                                                              31

reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE 9

                                BOOKS AND RECORDS

     9.1 Books and Records. There shall be kept at the principal office of the
Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the
Shareholders, the Board and any committee of the Board. The Corporation shall keep at the office of the Corporation in New York, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

     9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and

                                                                              32

under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Shareholders for inspection.

                                   ARTICLE 10

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the
Corporation, the year of its organization and the words "Corporate Seal, New
York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                                   ARTICLE 12

                              PROXIES AND CONSENTS

     Unless otherwise directed by the Board, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or interests so owned at any and all meetings of holders of shares or interests, whether general or special, and/or to execute and deliver consents respecting such shares or interests; or any of the aforesaid officers may attend any meeting of the holders of shares or interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or interests.

                                                                              33

                                   ARTICLE 13

                                EMERGENCY BY-LAWS

     Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when, in the event of attack, the New York State Defense Council orders the effectiveness of emergency by-laws. During such emergency:

     13.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, President, any Vice President, Secretary, or
Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

     13.2 Temporary Directors and Quorum. One or more officers of the
Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

     13.3 Actions Permitted To Be Taken. The Board as constituted in Section
13.2, and after notice as set forth in Section 13.1 may:

          13.3.1 prescribe emergency powers to any officer of the Corporation;

                                                                              34

          13.3.2 delegate to any officer or Director, any of the powers of the
     Board;

          13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

          13.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

          13.3.5 take any other convenient, helpful, or necessary action to carry on the business of the Corporation.

                                   ARTICLE 14

                                   AMENDMENTS

     These By-laws may be altered, amended, or repealed and new By-laws may be adopted by a vote of the holders of shares entitled to vote in the election of
Directors or by a vote of two-thirds of the entire Board. Notwithstanding the preceding sentence, none of the provisions of this Article 14 shall be altered, amended or repealed by the Board. Any By-laws adopted, altered or amended by the
Board may be altered, amended or repealed by the Shareholders entitled to vote thereon only to the extent and in the manner provided in the Certificate of
Incorporation and these By-laws. If any By-law regulating an impending election of Directors is adopted, altered, amended, supplemented or repealed by the
Board, such By-law shall be set forth in the notice of the next meeting of
Shareholders for election of Directors, together with a concise statement of the changes made.